EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-140218) pertaining to the Peabody Investments Corp. Employee Retirement Account of our report dated June 27, 2014, with respect to the financial statements and schedule of Peabody Investments Corp. Employee Retirement Account included in this annual report (Form 11-K) for the year ended December 31, 2013.

/s/ UHY LLP

St. Louis, Missouri
June 27, 2014